Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-2963
investor_relations@extremenetworks.com	vbellofatto@extremenetworks.com

EXTREME NETWORKS REPORTS SECOND QUARTER RESULTS

Generates sequential increases in net income and cash; repurchases $6.8 million of stock

SANTA CLARA, Calif., Jan. 24, 2006 – Extreme Networks, Inc. (Nasdaq: EXTR), the leader in open converged networks, today announced financial results for its fiscal second quarter ended Jan. 1, 2006.

Net revenue for the quarter was $92.8 million, compared to $97.9 million in the first quarter of fiscal 2006. Net income for the second quarter was $5.7 million, or $0.05 per diluted share on a GAAP basis. Excluding stock-based compensation expense of $1.6 million, non-GAAP net income for the quarter was $7.2 million or $0.06 per diluted share, an increase sequentially from $6.2 million or $0.05 per diluted share reported in the first fiscal quarter of 2006, excluding stock-based compensation of $1.9 million.

In the second quarter of fiscal 2005 the Company reported revenue of $100.3 million and net income of $10.0 million or $0.08 per diluted share on a GAAP basis. Results in the year-ago quarter include $3.9 million or $0.03 per diluted share for a consumption tax refund received. Previous year’s results include expenses for stock-based compensation of $0.1 million.

“Our sequential improvements in gross margins, profitability and cash generated from operations were all very positive for us,” said Gordon L. Stitt, CEO of Extreme Networks. “Our goal going forward will be to couple our improved operating leverage with higher revenue growth rates.”

Revenues in the U.S. were $31.9 million in the quarter, representing 34 percent of total consolidated revenue, down from $43.4 million in the same quarter a year ago. International revenues were $60.9 million or 66 percent of total revenues, compared to $56.9 million or 57 percent in the second quarter of last fiscal year.

Gross margin for the second quarter on a GAAP basis was 54.7 percent. Excluding expense for stock-based compensation of $0.3 million in the current quarter, gross margin was 55.0 percent, an increase from 53.8 percent in the same quarter a year ago. This marks the eighth consecutive quarter in which gross margins have increased on a year-over-year basis.

Operating expenses for the quarter, on a GAAP basis, were $45.7 million. Excluding stock-based compensation of $1.3 million in the current quarter, operating expenses were $44.4 million or 47.8% of sales, a reduction of $1.7 million compared to the same quarter a year ago.

Cash provided by operating activities during the second quarter was $12.7 million. The Company began to execute on its approved $50 million share repurchase program by repurchasing 1.4 million shares for $6.8 million, leaving cash, cash equivalents and investments at the end of the quarter of $456.3 million, an increase of $6.0 million from the first quarter of fiscal 2006.

Management Expectations

The Company currently anticipates that revenues for its third fiscal quarter, ending April 2, 2006, will be in the range of $90 million to $95 million. The Company anticipates that gross margins will be flat to slightly down from the 55 percent reported in the second quarter. The Company anticipates that operating expenses will be in the range of $44 million to $46 million. Gross margin and operating expense expectations do not include stock-based compensation expense.

Quarterly Business Highlights

•	Extreme Networks continues to offer IT professionals the tools to help them manage networks with the new Premier Services Program for the connected enterprise.

•	Increases market share in Ethernet switching in 10 Gigabit Ethernet and Power over Ethernet categories according to Dell’Oro Group reports.

•	Extreme Networks delivers network foundation for leading education show, 2005 CIT.

•	Received 2005 Product Line Strategy Award by leading research firm Frost & Sullivan; the Company was singled out for its innovative approach to providing an integrated network solution.

•	Farmers Telephone Cooperative sets foundation for video, data and voice services with Extreme Networks’ award-winning Metro Ethernet solutions.

•	Extreme Networks demonstrates integrated network security at CSI conference.

•	Extreme Networks showcases open converged networks at first ever Interop New York; Company builds show network, offers voice, video and data.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. EST (2:00 p.m. PST), for more information visit http://www.extremenetworks.com/aboutus/investor/ Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Extreme Networks

Extreme Networks is a leader in open converged networks. Its innovative network architecture provides Enterprises and Metro Service Providers with the resiliency, adaptability and simplicity required for a true converged network that supports voice, video and data, over a wired and wireless infrastructure, while delivering high-performance and advanced security features. For more information, please visit www.extremenetworks.com

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). In the first fiscal quarter of 2006, the Company adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for the first and second fiscal quarters of 2006 include the new stock-based compensation expense of $1.9 million and $1.6 million, respectively; however, comparable prior year periods are not required to be restated. Therefore, to supplement Extreme Networks’ consolidated financial statements presented in accordance with GAAP, the Company has provided non-GAAP financial information, which is adjusted to exclude all stock-based compensation expense. This non-GAAP reporting provides for comparable financial information and can enhance the understanding of the Company’s ongoing performance as a business. Therefore, Extreme Networks plans to use both GAAP and non-GAAP reporting internally to evaluate and manage its operations.

# # #

Extreme Networks is a registered trademark of Extreme Networks, Inc., in the United States and other countries. All other marks are the property of their respective holders.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations for future operating results. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: our effectiveness in controlling expenses, fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and product; and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission (http://www.sec.gov).

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2006	December 26, 2004	January 1, 2006	December 26, 2004
Net revenues:
Product	$76,998	$85,763	$158,915	$166,935
Service	15,789	14,538	31,794	28,452

Total net revenues	92,787	100,301	190,709	195,387

Cost of revenues:
Product (1)	33,517	37,957	69,443	74,259
Service (1)	8,488	8,387	17,196	16,615

Total cost of revenues	42,005	46,344	86,639	90,874

Gross margin:
Product	43,481	47,806	89,472	92,676
Service	7,301	6,151	14,598	11,837

Total gross margin	50,782	53,957	104,070	104,513

Operating expenses:
Sales and marketing (1)	23,962	23,766	49,878	46,996
Research and development (1)	15,670	14,858	31,933	30,257
General and administrative (1)	6,052	7,539	13,227	14,662
Amortization of deferred stock compensation (1)	—	5	—	67

Total operating expenses	45,684	46,168	95,038	91,982

Operating income	5,098	7,789	9,032	12,531
Other income, net	1,427	3,616	2,356	3,754

Income before income taxes	6,525	11,405	11,388	16,285
Provision for income taxes	875	1,455	1,385	2,209

Net income	$5,650	$9,950	$10,003	$14,076

Net income per share - basic	$0.05	$0.08	$0.08	$0.12

Net income per share - diluted	$0.05	$0.08	$0.08	$0.11

Shares used in per share calculation - basic	123,007	121,042	123,013	120,839

Shares used in per share calculation - diluted	124,806	124,390	124,762	123,853

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$196	—	$366	—
Cost of service revenue	92	—	200	—
Sales and marketing	594	$13	1,376	$25
Research and development	442	91	967	94
General and administrative	250	—	535	—
Amortization of deferred stock compensation	—	5	—	67

Total stock-based compensation expense	$1,574	$109	$3,444	$186

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 1, 2006	July 3, 2005
Assets
Current assets:
Cash and cash equivalents	$86,636	$127,470
Short-term investments	280,522	127,889
Accounts receivable, net	33,585	30,778
Inventories	21,935	25,943
Prepaid expenses and other current assets	6,529	12,410

Total current assets	429,207	324,490
Property and equipment, net	47,945	50,438
Marketable securities	89,117	185,045
Other assets	21,198	23,641

Total assets	$587,467	$583,614

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,244	$18,283
Deferred revenue	37,480	36,688
Accrued warranty	7,022	7,471
Convertible subordinated notes	200,000	—
Other accrued liabilities	39,793	42,462

Total current liabilities	306,539	104,904
Other long-term liabilities	13,936	16,913
Deferred revenue, less current portion	9,873	13,785
Convertible subordinated notes	—	200,000
Total stockholders’ equity	257,119	248,012

Total liabilities and stockholders’ equity	$587,467	$583,614

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	January 1, 2006	December 26, 2004
Cash flows from operating activities:
Net income	$10,003	$14,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,097	8,657
Provision for doubtful accounts	716	—
Provision for excess and obsolete inventory	155	260
Deferred income taxes	60	150
Amortization of warrant	2,667	3,783
Amortization of deferred stock compensation	—	67
Stock-based compensation	3,444	—
Loss on disposal of assets	—	50
Net changes in operating assets and liabilities:
Accounts receivable	(2,298)	2,161
Inventories	3,854	3,083
Prepaid expenses and other current and noncurrent assets	4,431	(2,524)
Accounts payable	3,961	3,566
Deferred revenue	(3,120)	(5,612)
Accrued warranty	(449)	(204)
Other accrued liabilities	(6,018)	(6,118)

Net cash provided by operating activities	23,503	21,395

Cash flows from investing activities:
Capital expenditures	(3,604)	(3,402)
Purchases and maturities of investments, net	(56,639)	(7,487)

Net cash used in investing activities	(60,243)	(10,889)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,715	2,872
Repurchase of common stock	(6,809)	—

Net cash provided by (used in) financing activities	(4,094)	2,872

Net increase (decrease) in cash and cash equivalents	(40,834)	13,378
Cash and cash equivalents at beginning of period	127,470	59,164

Cash and cash equivalents at end of period	$86,636	$72,542

EXTREME NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2006	December 26, 2004	January 1, 2006	December 26, 2004
GAAP net income	$5,650	$9,950	$10,003	$14,076
Adjustments:
Stock-based compensation	1,574	109	3,444	186
Income tax effect	—	—	—	—

Total non-GAAP adjustments	1,574	109	3,444	186

Non-GAAP net income	$7,224	$10,059	$13,447	$14,262

Non-GAAP net income per share — basic	$0.06	$0.08	$0.11	$0.12

Non-GAAP net income per share — diluted	$0.06	$0.08	$0.11	$0.12

Shares used in per share calculation — basic	123,007	121,042	123,013	120,839

Shares used in per share calculation — diluted	124,806	124,390	124,762	123,853